Exhibit 1.01

Dell Technologies
Conflict Minerals Report

Introduction

This Conflict Minerals Report for Dell Technologies Inc. (individually and together with its consolidated subsidiaries, “Dell” or “we,” “us,” and “our”) is filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to Dell’s Form SD pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting year ended December 31, 2021 (the “Reporting Period”). The Rule imposes disclosure of certain due diligence and reporting obligations on SEC reporting companies whose manufactured products or products contracted to be manufactured contain “conflict minerals” that are necessary to the functionality or production of Dell products. The Rule defines “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives limited to tin, tantalum, tungsten, and gold, also referred to as “3TG.”

Dell Products Covered by this Report

This Report relates to products: (i) for which conflict minerals are necessary to the functionality or production of such products; (ii) that were manufactured, or contracted to be manufactured, by Dell; and (iii) for which the manufacture was completed during the Reporting Period (the “Covered Products”). The Covered Products include the following product categories manufactured or contracted to be manufactured by Dell in the Reporting Period: branded hardware, such as desktop PCs, notebooks and tablets; branded and third-party peripherals, such as monitors and projectors; and server, storage and networking products.

Overview of Dell’s Conflict Minerals Program

As part of Dell’s global approach to ensure responsible sourcing of minerals, Dell supports and respects the protection of internationally proclaimed human rights of all people, including the basic human rights of our employees and workers within our supply chain.

Dell manufactures and contracts to manufacture products for which 3TG minerals are necessary to their functionality or production. As a manufacturer of technology products, Dell does not purchase 3TG directly from mines, smelters, or refiners, but does procure components and materials that may contain 3TG.

Therefore, Dell collaborates with suppliers, industry peers, and other stakeholders in an effort to ensure our products do not contain 3TG whose sale directly or indirectly finances armed conflict or contributes to human rights violations. In order to comply with the Rule, Dell conducts a good-faith Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any necessary 3TG contained in the Covered Products originated in the Democratic Republic of the Congo (the “DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (together, the “Covered Countries”), or were from recycled or scrap sources.

Dell’s due diligence process is designed to align with the five-step due diligence framework set forth in the Organisation for Economic Co-operation and Development’s “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition (2016)” and the related Supplements for 3TG (the “OECD framework”).

We participate in multi-stakeholder initiatives such as the Responsible Minerals Initiative (“RMI”). The RMI provides tools such as the Conflict Minerals Reporting Template (“CMRT”) and oversees the Responsible Minerals Assurance Process (“RMAP”), which verifies that sourcing practices of actors at identified points in the supply chain (i.e., 3TG smelters or refiners (“SORs”)) are aligned to the OECD framework. We use these tools, RMI guidance, and the OECD framework to conduct due diligence on our 3TG supply chain and drive our minerals sourcing actions towards the goals established at the beginning of the Reporting Period. This includes a 100 percent CMRT response rate by in-scope suppliers and increasing the number of smelters and refiners participating in RMAP.

Reasonable Country of Origin Inquiry

Deploying a CMRT survey to relevant suppliers, conducting a smelter and refiner review, and considering other third-party data constituted the Reasonable Country of Origin Inquiry (“RCOI”). This RCOI, combined with our risk assessment and mitigation efforts described in this report, represents Dell’s efforts to trace the source of 3TG in our supply chain to country of origin and the mine or location of origin as necessary. On the basis of the RCOI findings, Dell performed further due diligence on 3TG contained in Covered Products that may originate from SORs known to source from Covered Countries and SORs that may source from Covered Countries. The results of the RCOI investigation are reported under “Due Diligence Results.”

Due Diligence Process

Design of Due Diligence Measures

Dell’s due diligence measures have been designed to conform, in all material respects, with the OECD framework.

Dell’s due diligence included the following elements of the OECD framework:

Step 1:    Establish strong company management system
Step 2:    Identify and assess risks in the supply chain
Step 3:    Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain
Step 5:    Report on supply chain due diligence

Due Diligence Performed

Step 1: Establish Strong Company Management System

Dell has established a management system to determine 3TG source and chain of custody in its supply chain.

Responsible Sourcing Policy. Dell’s Responsible Sourcing Policy outlines a collaborative approach to addressing concerns about the risk of human rights violations in the upstream supply chain. The policy states our expectations for suppliers to have policies and due diligence practices in place to reasonably assure that products and components supplied to Dell do not contain 3TG sourced from conflict mines.

Dell abides by, and is held accountable to, the Responsible Business Alliance (“RBA”) Code of Conduct and Dell’s Supplier Principles, which require direct material suppliers to maintain a conflict minerals policy and conduct due diligence on the source and chain of custody of materials in their products to reasonably assure they do not come from conflict sources.

Control System. Dell surveys its supply chain annually using the Conflict Minerals Reporting Template. This survey is the primary mechanism for identifying smelters and refiners that supply 3TG to components within the supply chain and assessing the risks associated with 3TG. Following the collection of smelter and refiner data from suppliers, Dell uses the RMI’s RMAP (and, as applicable, the London Bullion Market Association’s (“LBMA”) equivalent scheme) to gain initial insights into whether the smelter is participating in a third-party audit program and to determine the country of origin of 3TG for the smelters and refiners in our supply chain.

Supplier Engagement. Responsible sourcing is embedded in Dell’s supply chain management business processes. In addition to reviewing each CMRT received for completeness and communicating and following any required corrective actions, we incorporate metrics on suppliers’ adherence to Dell’s expectations in scorecards used in quarterly business reviews; the metrics are communicated to suppliers alongside other measures of core supply chain performance (quality, cost and availability).

Internal Team. Dell has a team of individuals dedicated to responsible sourcing management. These individuals work closely with other supply chain teams, such as Procurement and Engineering, to collect data from suppliers – and work with them in the event of errors or non-compliance. Performance is regularly communicated to these groups via monthly reports and escalation protocols.

The team members report to the Vice President for Supply Chain Assurance, with alignment and approval for policies, supplier requirements, communications and risk management addressed in the quarterly Social and Environmental Responsibility (“SER”) Steering Committee, consisting of the supply chain leadership team. Public reporting is subject to verification and approval from core functions, such as Legal and Environmental, Social & Governance (“ESG”), with final approval residing with the Chief Supply Chain Officer.

Grievance Mechanism. Dell maintains grievance reporting processes for internal and external parties to report supply chain concerns. Grievance reports, including those related to responsible sourcing of minerals, can be made either directly to Dell or through Dell’s ethics hotline (accessible via telephone or web) managed by a third-party provider. This provider receives such reports and directs them to the appropriate Dell contact for investigation. Information about these reporting channels is included in Dell’s Code of Conduct, and in mandatory annual Code of Conduct training for team members.

The web site http://dell-ethicsline.com provides comprehensive information, including local phone numbers for every country. Anonymous reports can be submitted by telephone or online. Additionally, parties can contact the Dell Ethics & Compliance Office via ethics@dell.com (in a reporting process that is not anonymous).

Dell also encourages the use of the RMI’s Grievance Mechanism for mineral supply chain issues. Anonymous submissions can be made at www.mineralsgrievanceplatform.org.

Dell maintains an anti-retaliation policy that encourages team members to promptly report a potential or actual violation of applicable laws, regulations, and Dell policies or suspected unethical, illegal, or suspicious behavior. Retaliation against anyone reporting concerns or assisting with an investigation or audit in good faith, is prohibited. Team members who suspect they are subject to retaliation are encouraged to report using available channels.

Step 2: Identify and Assess Risks in the Supply Chain

A supplier is identified in-scope for Dell’s Conflict Minerals Program if it meets one or more of the following criteria:

•supplies components to Dell that are known to, or could potentially, contain 3TG;
•collects a specified percentage of Dell spend; or
•is considered high-risk for manufacturing products that contain 3TG whose sale might benefit armed groups in the Covered Countries based on previously reported data.

Dell requests CMRTs from in-scope suppliers and expects them to disseminate this reporting requirement across the supply chain through a cascade approach. Suppliers are required to provide comprehensive, accurate data on 3TG acquired from their supply chain through the CMRT process. These data are used to identify and verify the smelters and refiners in our supply chain participating in RMAP (or, as applicable, the LBMA’s equivalent scheme). Collected CMRTs are analyzed to ensure conformity with Dell’s assessment.

Dell partners with a third-party software provider to manage the CMRT reporting campaign and enable initial data validation (to ensure survey completeness), followed by a more in-depth review using internally-developed risk assessment criteria. These criteria evaluate the smelters and refiners identified as being in Dell’s supply chain and assess the supplier’s due diligence undertaken and other aspects of the supplier’s program (including existence of a conflict minerals policy and use of CMRT).

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Dell is committed to promoting responsible sourcing through third-party verification of smelters and refiners. Suppliers are required to progress towards the use of smelters and refiners designated to be conformant by RMAP or equivalent certifications, or who use 3TG minerals 100% from recycled or scrap sources.

In promoting the use of operators whose commitment to responsible sourcing is externally certified, Dell recognizes there are smelters or refiners who do not align to these expectations or are unwilling to undergo a third-party audit. Alternatively, external factors may cause a smelter or refiner to lose RMAP Conformant status.

Accordingly, Dell’s due diligence draws on RMI databases, customer engagements, and independent research to identify non-certified smelters and refiners or those at risk of benefitting armed groups in conflict-affected and high-risk areas, including the Covered Countries. In such events, Dell requires suppliers to remove the smelter or refiner in question from their supply chain.

This approach is enhanced by reviewing not only high-risk smelters and refiners, but also those that do not, or cannot, achieve RMAP conformance. The relevant Dell procurement teams help engage suppliers to develop a plan to address smelters or refiners of concern, including identifying parts affected, material breakdown of parts, and timelines for completion. Progress is managed on a regular basis, with executive oversight on both sides, with regular briefings leading to potentially impacted scoring in quarterly business reviews. If the issue is not resolved, further options may be considered, including pursuing alternate sourcing.

To expedite such processes, there is a focus on ensuring that data collection targets parts and sub-tier suppliers directly in the supply chain for Dell products. We continue to review opportunities to improve surveying and reporting capabilities, with supplier collaboration of paramount importance to this process.

Step 4: Carry Out Independent Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain

As a downstream company, Dell uses RMAP for smelter and refiner audits to assess risks from the mine to the smelter or refiner and requires participation in third-party audits, including removing from Dell’s supply chain those facilities unwilling to participate. Participation in independent, third-party certification programs provides assurance that smelters and refiners have enough systems and controls in place to ensure their sourcing practices align with the OECD Guidance and do not support conflict, including in the DRC and adjacent countries. Through our membership and participation in the RMI, we continue to support development and implementation of tools and process aimed at advancing cross-industry due diligence practices.

Step 5: Report on Supply Chain Due Diligence

This report and Dell’s Form SD will be filed with the SEC and be publicly available at www.sec.gov and www.dell.com/supplychain.

Dell also provides information related to social and environmental responsibility on our website and in our annual ESG report.

References to Dell’s website are provided for convenience only, and its contents are not incorporated by reference into this report nor are they deemed filed with the SEC.

Due Diligence Results

Based on consolidated CMRT information for the Reporting Period and subsequent corrective actions carried out with suppliers, 264 unique 3TG smelter or refiner facilities were identified in Dell’s supply chain as of March 25, 2022. 100 percent of in-scope suppliers provided a CMRT in response to our survey request. Our work to increase the number of smelters and refiners participating in RMAP resulted in the designation of 256 (97 percent) smelters and refiners reported in Dell’s supply chain as conformant1. The remaining eight smelters and refiners have recently stopped participating in a third-party audit program, or were not willing to complete a third-party audit within established timelines, therefore they are considered by Dell to be non-compliant; we are collaborating with our suppliers to transition away from these entities according to the risk mitigation strategy previously noted.

As a result of our due diligence activities, Dell found no reason to conclude that any smelter or refiner reported in Dell’s supply chain sourced 3TG that directly or indirectly financed or benefited armed groups in the Covered Countries. Of all the 264 smelters and refiners, 44 are known to be sourcing from the DRC or an adjoining country, and all are designated as “RMAP Conformant”.

Many suppliers returned CMRTs encompassing their entire supply chains, rather than focusing only on components incorporated into Dell’s Covered Products, therefore some smelters and refiners reported might not be providing material for Dell products. Dell continues to work with suppliers throughout its supply chain to assess and improve their information, reporting quality, and capacity, taking into account supply chain fluctuations and other changes in status or scope and relationships over time. The full list of smelters and refiners reported by our suppliers is published in Appendix B.

The list of countries from which we believe 3TG in our Covered Products may have originated is published in Appendix A. Some 3TG also originates from recycled or scrap sources. This information was obtained using the RCOI report dated March 25, 2022 that is available to Dell as a member of RMI.

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1 In addition to smelters and refiners that are participating in RMAP (“Active” and/or “Conformant”), Dell includes smelters and refiners with equivalent assurance (that is, London Bullion Market Association (“LBMA”) Certified).

Continuous Improvement to Mitigate Risk

Dell will continue taking the following steps, among others, to improve the due diligence conducted and to further mitigate risk of sourcing 3TG that benefits armed groups from the Covered Countries:

1) Work closely with suppliers to obtain necessary information on the origin of 3TG contained in materials or components used in the Covered Products.

2) Work with supply chain actors through engagement with RMI to promote smelter and refiner participation in RMAP and other equivalent third-party certifications.

3) Monitor incidents related to OECD Annex II risks to assess their impact on Dell’s supply chain.

4) Partner with organizations dedicated to supporting mining communities and contributing to ethical sourcing of minerals.

Cautionary Statement about Forward-Looking Statements

Statements in this report that relate to future events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell’s current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Dell’s results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors, including those risks described in its reports filed with the SEC, including Dell’s Annual Report on Form 10-K for the fiscal year ended January 28, 2022, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell makes may turn out to be wrong and can be affected by inaccurate assumptions Dell might make or by known or unknown risks, uncertainties, and other factors, including those identified in this report. Accordingly, you should not place undue reliance on the forward-looking statements made in this report, which speak only as of its date. Dell does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

Appendix A: Reasonable Country of Origin Inquiry List
The following list identifies countries from which the minerals in Dell’s products may have originated based on sourcing information disclosed during the RMAP’s third-party auditing process and RMI’s Reasonable Country of Origin Inquiry report dated March 25, 2022. The countries of origin of the 3TG processed by facilities listed in Appendix B are believed to be the following:

Argentina	Guinea	Russia
Australia	Guyana	Rwanda
Austria	India	Sierra Leone
Belgium	Indonesia	South Africa
Benin	Japan	South Korea
Bolivia	Laos	Spain
Brazil	Madagascar	Swaziland
Burundi	Malaysia	Sweden
Canada	Mexico	Taiwan
China	Mongolia	Tanzania
Colombia	Mozambique	Thailand
Congo, Democratic Republic of the	Myanmar	Uganda
Ecuador	Namibia	United Kingdom of Great Britain and Northern Ireland
Eritrea	Niger	United States of America
Ethiopia	Nigeria	Uzbekistan
France	Peru	Venezuela
Germany	Philippines	Vietnam
Ghana	Portugal	Zimbabwe

Appendix B: Dell Smelter and Refiner List

This list is based on Dell supplier data for the Reporting Period. In many cases, suppliers provided information encompassing their entire supply chain; this information was not limited to facilities that contributed 3TG used only in Dell products. As a result, we are unable to confirm whether our products in fact contain 3TG from all of these sources. This list only includes facilities reported by suppliers that are on the RMI’s eligible smelter list as of March 25, 2022.

Metal	Smelter Name	Smelter Country
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL

Metal	Smelter Name	Smelter Country
Tin	CRM Synergies	SPAIN
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Gold	8853 S.p.A.	ITALY
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA

Metal	Smelter Name	Smelter Country
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE

Metal	Smelter Name	Smelter Country
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA